                                                                EXHIBIT 4(e)






________________________________________________________________________________



                         REGISTRATION RIGHTS AGREEMENT

________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
SECTION 1  CERTAIN DEFINITIONS............................................   1
     1.1   "Affiliate"....................................................   1
     1.2   "Agreement"....................................................   1
     1.3   "Common Stock".................................................   1
     1.4   "Company"......................................................   2
     1.5   "Commission"...................................................   2
     1.6   "Exchange Act".................................................   2
     1.7   "Holder" or "Holders"..........................................   2
     1.8   "Investor(s)"..................................................   2
     1.9   "Redeemable Warrants"..........................................   2
     1.10  "Restricted Securities"........................................   2
     1.11  "Registrable Securities".......................................   2
     1.12  The terms "Register," "Registered" and "Registration"..........   2
     1.13  "Registration Expenses"........................................   2
     1.14  "Sales Agent Agreement"........................................   3
     1.15  "Sales Agent Warrant"..........................................   3
     1.16  "Securities Act"...............................................   3
     1.17  "Subscription Agreement".......................................   3
     1.18  "Selling Expenses".............................................   3
     1.19  "Unit".........................................................   3
     1.20  "Warrantholders"...............................................   3
     1.21  "Warrants".....................................................   3

SECTION 2  RESTRICTIONS ON TRANSFERABILITY
           OF SECURITIES; COMPLIANCE WITH SECURITIES ACT..................   3

     2.1   Restrictions on Transferability................................   3
     2.2   Restrictive Legend.............................................   3
     2.3   Notice of Proposed Transfers...................................   4
     2.4   Grant of "Piggyback" Registration Rights.......................   4
     2.5   Expenses of Registration.......................................   6
     2.6   Registration Procedures........................................   6
     2.7   Indemnification................................................   6
     2.8   Information by Holder..........................................   8
     2.9   Rule 144 Reporting.............................................   8
     2.10  Assignment of Registration Rights..............................   9
     2.11  Termination of Registration Rights.............................   9
     2.12  "Market Stand-Off" Agreement...................................   9
     2.13  Exercise of Warrants...........................................  10

SECTION 3  MISCELLANEOUS..................................................  10

     3.1   Governing Law..................................................  10
     3.2   Survival.......................................................  10
     3.3   Successors and Assigns.........................................  10
     3.4   Entire Agreement; Amendment....................................  10
     3.5   Notices, etc. .................................................  10
     3.6   Delay or Omissions.............................................  11
     3.7   Expenses.......................................................  11
     3.8   Counterparts...................................................  11
     3.9   Severability...................................................  11
     3.10  Titles and Subtitles...........................................  11

EXHIBITS:
--------

     Exhibit A - Investors
     ---------

                                CLINICOR, INC.

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement is made effective as of December 1, 1995, by and among Clinicor, Inc., a Nevada corporation (the "Company"), and each of the individuals and entities listed on Exhibit A to this Agreement (the
                                               ---------
"Investors").


                                   RECITALS
                                   --------

     A. The Company desires for those certain Investors who are, or will be, listed on Exhibit A (other than SJ Capital, Inc.) to purchase shares of the
          ---------
Company's Units pursuant to the Subscription Agreement (each as defined herein).

     B. Pursuant to the Subscription Agreement each Investor will receive a Unit consisting of one share of Common Stock and one Redeemable Common Stock Purchase Warrant. Two Warrants are required to purchase one share of the Company's Common Stock.

     C. Pursuant to that certain Sales Agent Agreement dated as of September 15, 1995, between SJ Capital, Inc. and the Company ("Sales Agent Agreement"), SJ Capital, Inc. is acting as Sales Agent for the Company in the offering of the Units.

     In consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:


                                   SECTION 1
                                   ---------

                              CERTAIN DEFINITIONS

     As used in this Agreement the following terms shall have the following respective meanings:

     1.1   "Affiliate" shall mean any person that directly, or indirectly
            ---------
through one or more intermediaries, controls or is controlled by, or is under common control with a specified person.

     1.2   "Agreement" shall mean this Registration Rights Agreement as amended
            ---------
from time to time.

     1.3   "Common Stock" shall mean the Common Stock of the Company issued as a
            ------------
portion of a Unit or issued upon exercise of the Warrants.

     1.4   "Company" shall have the meaning ascribed to that term in the first
            -------
paragraph hereof.

     1.5   "Commission" shall mean the Securities and Exchange Commission or any
            ----------
other federal agency at the time administering the Securities Act.

     1.6   "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.7   "Holder" or "Holders" shall mean any Investor owning or having the
            -------------------
right to acquire Registrable Securities or any permitted transferee thereof in accordance with Section 2.10 hereof.

     1.8   "Investor(s)" shall have the meaning ascribed to that term in the
            -----------
first paragraph hereof.

     1.9   "Redeemable Warrants" shall mean the Redeemable Warrants to purchase
            -------------------
one-half of one share of Common Stock, which were, or will be, issued as a portion of a Unit.

     1.10  "Restricted Securities" shall mean the securities of the Company
            ---------------------
required to bear the legend set forth in Section 2.2 hereof (or any similar legend).

     1.11  "Registrable Securities" shall mean (i) Common Stock, (ii)
            ----------------------
unexercised Warrants, and (iii) any Common Stock issued in respect of, in exchange for or in replacement of the Common Stock or Warrants upon any stock split, stock combination, stock dividend, recapitalization, consolidation or similar event. Securities previously sold to the public pursuant to a registered public offering or Rule 144 of the Securities Act shall cease to be Registrable Securities. For the purpose of determining the number of Registrable Securities held by any Investor, Holder or permitted transferee, or any combination thereof, the Warrants shall be counted on the basis of the number of shares of Common Stock issuable upon exercise thereof.

     1.12  The terms "Register," "Registered" and "Registration" refer to a
                      --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     1.13  "Registration Expenses" shall mean all expenses incurred in complying
            ---------------------
with registrations, filings or qualifications under Sections 2.4 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company and Selling Expenses).

     1.14  "Sales Agent Agreement" shall have the meaning ascribed to that term
            ---------------------
in Recital B hereof.

     1.15  "Sales Agent Warrant" shall mean the Warrant to purchase Common Stock
            -------------------
issued to SJ Capital, Inc. pursuant to the Sales Agent Agreement.

     1.16  "Securities Act" shall mean the Securities Act of 1933, as amended,
            --------------
or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.17  "Subscription Agreement" shall mean those certain Subscription
            ----------------------
Agreements between the Company and the Investors listed in EXHIBIT A thereto with respect to the offering of the Units.

     1.18  "Selling Expenses" shall mean all underwriting discounts, selling
            ----------------
commissions and stock transfer taxes applicable to a sale by a Holder and all fees and disbursements of counsel for any Holder.

     1.19  "Unit" shall have the meaning ascribed to that term in the
            ----
Subscription Agreement.

     1.20  "Warrantholders" shall mean the holders of record of the Warrants.
            --------------

     1.21  "Warrants" shall mean the Sales Agent Warrants and the Redeemable
            --------
Warrants.


                                   SECTION 2
                                   ---------

                        RESTRICTIONS ON TRANSFERABILITY
                 OF SECURITIES; COMPLIANCE WITH SECURITIES ACT

     2.1   Restrictions on Transferability.  The Common Stock and Warrants shall
           -------------------------------
not be transferable except upon the conditions specified in this Section 2. The Investor will cause any proposed transferee of the Common Stock and Warrants held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 (including the "market stand-off' provisions of Section 2.12).

     2.2   Restrictive Legend.  Each certificate representing (i) Common Stock,
           ------------------
(ii) Warrants and (iii) any other securities issued in respect of the Common Stock or Warrants upon any stock split, stock combination, stock dividend, recapitalization, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE.

     2.3   Notice of Proposed Transfers.  The holder of each certificate
           ----------------------------
representing Restricted Securities agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and (except in transactions in compliance with Rule 144) shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred pursuant to the above shall bear the legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

     2.4   Grant of "Piggyback" Registration Rights.
           ----------------------------------------

           (a)  Registration.  If at any time or from time to time, the Company
                ------------
shall determine to register any securities, either for its own account or the account of one or more of the Company's security holders other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a transaction pursuant to Rule 145, as promulgated by the Commission, the Company will:

                (i)    promptly give to each Holder written notice thereof; and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after mailing of written notice by the Company, by any Holder or Holders, except as set forth in Section 2.4(b) below; provided that, at any time prior to the effective date of any registration statement filed in connection with such registration, the Company may, in its sole discretion determine not to complete such registration.

           (b)  Underwriting.  If the registration of which the Company gives
                ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.4(a)(i). In such event the right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

                All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter's Representative selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.4, if the Underwriter's Representative determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter's Representative may limit the number of Registrable Securities to be included in the registration and underwriting (but not the number of securities to be sold by the Company unless the Company has otherwise agreed), on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) proposed to be included in the registration by participating Holders or other shareholders having "piggyback" registration rights. The number of securities includable by any Holder or other person may, in the discretion of the Underwriter's Representative, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the Underwriter's Representative's marketing limitation shall be included in such registration.

                If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                If the Underwriter's Representative has not limited the number of shares to be underwritten for the Company's account and the account of the Holders, the Company may include securities for the account of employees, officers, directors, consultants and other shareholders who are not Holders or do not otherwise hold registration rights.

           (c)  Incidental Rights Only.  The "piggyback" registration rights
                ----------------------
granted by the Section 2 are incidental only, and nothing in this Agreement shall be deemed to require the Company to take any action, including without limitation, the registration of any of its securities, that may give rise to such incidental registration rights.

     2.5   Expenses of Registration.  All Registration Expenses incurred in
           ------------------------
connection with any registration, qualification or compliance pursuant to
Section 2.4 shall be borne by the Company and all Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of securities so registered.

     2.6   Registration Procedures.  In the case of each registration,
           -----------------------
qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will exercise good faith efforts to:

           (a) Keep such registration, qualification or compliance effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

           (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     2.7   Indemnification.
           ---------------

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder with respect to which a registration, qualification or compliance has been effected pursuant to this Section 2, each of such Holder's officers, directors and partners, each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document or amendments thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case under this Section 2.7 to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by any such Holder or underwriter expressly for use in such registration, prospectus, offering circular or other documents or amendments thereto; and provided further that the Company shall not be liable for any amount paid by any Holder or underwriter or other indemnified person in settlement of any such loss, liability, claim, damage or expense unless such settlement is consented to by the Company, such consent not to be unreasonably withheld.

           (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company's securities covered by any registration statement filed in connection therewith, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject), including settlement of any litigation under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons of the Company, such other Holders or the underwriters, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case (other than a violation of law, rule or regulation) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use in such registration statement, prospectus, or any amendments or supplements thereto. Notwithstanding the foregoing, the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities from the sale of such Registrable Securities as contemplated herein.

           (c) Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

     2.8   Information by Holder.  Each Holder of Registrable Securities
           ---------------------
included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     2.9   Rule 144 Reporting.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may at any time permit the sale of shares of Common Stock which are Restricted Securities to the public without registration, the Company agrees:

           (a) To register its Common Stock under Section 12(g) of the Exchange Act not later than ninety (90) days after the close of the Company's first fiscal year following the effective date of the first registration statement filed by the Company, relating to a public offering other than to employees of the Company under an employee option plan or employee stock purchase plan;

           (b) To make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

           (c) To use its diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (d) To furnish to each Holder, so long as such Holder owns any Restricted Securities, written notice of the Company's qualification as a registrant, as soon as practicable after such qualification.

           The Company further shall furnish forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of its compliance with the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); the Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

     2.10  Assignment of Registration Rights.  The rights granted each Investor
           ---------------------------------
under this Section 2 may not be assigned except: (i) to a purchaser of more than Seven Thousand Five Hundred (7,500) Registrable Securities (as appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, consolidations and the like) purchased by an Investor, (ii) to a successor entity to an Investor pursuant to a reorganization or recapitalization of an Investor, (iii) to an Affiliate or (iv) to the partners of an Investor or to the estate or heirs of such a partner or to a trust for the benefit of such a partner, his or her spouse or descendants (provided that such holder owns at least Seven Thousand Five Hundred (7,500) Registrable Securities (as appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, consolidations and the like); provided, that
                                                               --------
the Company receives notice prior to any such assignment and any transfer of Registrable Securities otherwise conforms with this Agreement.

     2.11  Termination of Registration Rights.  The obligations of the Company
           ----------------------------------
under Section 2 shall terminate as to each Investor (and permitted transferee under Section 2.10 above) upon the occurrence of any of the following:

           (i) At such time as all Restricted Securities held by such Investor or permitted transferee can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (or its successor provision);

           (ii) At such time as all Restricted Securities held by such Holder can be sold under Rule 144(k) (or its successor provision); or

           (iii) Three (3) years from the date of the Company's first registered offering to the public.

     2.12  "Market Stand-Off" Agreement.  Any Holder of the Warrants or Common
            ---------------------------
Stock of the Company, if required by the Company and an underwriter of the Warrants or Common Stock (or other securities) of the Company, shall agree not to sell or otherwise to transfer or dispose of, or contract to sell or otherwise transfer or dispose of, any Warrants or Common Stock (or other securities) of the Company held by such Holder during the period not to exceed one hundred and eighty (180) days as requested by the managing underwriter following the effective date of the first registration statement of the Company filed under the Securities Act (other than any such securities included in such registration statement), without prior written consent of the Company or such underwriter, provided that all officers, directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

     2.13  Exercise of Warrants.  Notwithstanding any statement or implication
           --------------------
herein to the contrary, the Company shall have no obligation to register any security other than Common Stock of the Company, whether issued as part of a Unit or to be issued upon exercise of a Warrant or other right. Holders participating in a registration pursuant to Section 2.4 with respect to shares of Common Stock that they have a right to acquire upon exercise of Warrants shall be required to exercise such Warrants and receive such shares of Common Stock no later than the effective date of the registration statement pursuant to which such shares of Common Stock are registered.


                                   SECTION 3
                                   ---------

                                 MISCELLANEOUS

     3.1   Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of Texas; provided, however, with respect to the internal affairs of the Company, the laws of the State of Nevada will apply.

     3.2   Survival.  The representations, warranties, covenants and agreements
           --------
made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

     3.3   Successors and Assigns.  Except as otherwise provided herein and
           ----------------------
subject to compliance with the provisions herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.4   Entire Agreement; Amendment.  This Agreement and the other documents
           ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may only be amended or waived by a writing signed by all parties to this Agreement; provided, however, that Holders of a majority of the
                   --------  -------
Registrable Securities then held by the Holders or any permitted transferee thereof, acting together, may waive or amend (either generally or in a particular instance and either retroactively or prospectively), on behalf of all Investors, Holders and permitted transferees, any provisions hereof affecting Investors, Holders and permitted transferees so long as the effect thereof will be that all such Investors, Holders and permitted transferees will be treated equally.

     3.5   Notices, etc.  All notices and other communications required or
           -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or by cable, telex or telegram addressed (a) if to an Investor, at such Investor's address set forth on Exhibit
                                                                         -------
A, or at such other address as Investor shall have furnished to the Company in
-
writing, or (b) if to any other holder of any Registerable or Restricted Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registerable or Restricted Securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the signature page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investors. If notice is provided by mail, notice shall be deemed to be given upon proper deposit in the mail (and if outside the United States, sent by airmail).

     3.6   Delay or Omissions.  No delay or omission to exercise any right,
           ------------------
power or remedy accruing to any holder of any Registerable or Restricted Securities upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in Section 3.4 of this Agreement. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or to any holder, may be exercised from time to time and as often as may be deemed expedient, by the Company or such holder, as the case may be.

     3.7   Expenses.  Except as provided in Section 2, the Company and each
           --------
Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     3.8   Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

     3.9   Severability.  In the event that any provision of this Agreement
           ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective
                        --------
if it materially changes the economic benefit of this Agreement to any party.

     3.10  Titles and Subtitles.  The titles and subtitles used in this
           --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     The foregoing agreement is hereby executed as of the date first above written.

COMPANY:                                INVESTORS:
-------                                 ---------

CLINICOR, INC.
307 Camp Craft Road, Suite 200
Austin, Texas  78746


By:  /s/ Robert Sammis                  /s/
     ------------------------------     ----------------------------------------
                                        Executed by each person or entity listed
                                        on the attached Exhibit A

                                   EXHIBIT A
                                   ---------

                                   INVESTORS



A.   SALES AGENT WARRANT
     -------------------
     INVESTOR.
     --------


            Name and Address            Number of Sales Agent Warrants
     ------------------------------     ------------------------------

SJ Capital, Inc.                                     114,680
580 California Street, Suite 2040
San Francisco, California  94104


B.   UNIT INVESTORS.
     --------------

            Name and Address                               Number of Units
     ------------------------------               ------------------------------
Andrew Kelly & Genevieve D. Kelly, Trustees                      20,000
of the Kelly Family 1992 Trust Dated
October 27, 1992
2470 Pioneer Drive
Reno, NV 89509

Nancy Kelly LaForge                                              10,000
320 Kilborne Avenue
Reno, NV 89509

Laura J. Kelly                                                   10,000
2470 Pioneer Drive
Reno, NV 89509

Genevieve D. Kelly, Trustee of the Kelly Family Trust            30,000
for Mark Kelly, Dated December 8, 1992
2470 Pioneer Drive
Reno, NV 89509

Lambert C. Thom                                                  40,000
106 Lyford Drive
Tiburon, CA 94920

Michael J. Thompson                                              20,000
3755 Esperanza Drive
Sacramento, CA 95864

Charles A. Ballweg & Edith A. Klecker                            24,000
355 Love Lane
Danville, CA 94526

Charles Ballweg Profit Sharing Plan                              10,000
Dated June 1, 1989
c/o Paine Webber, ACT KW2011879
1990 N. California Blvd 618
Walnut Creek, CA 94596

James O. Hillsman, Smith Barney Inc., IRA Custodian              30,000
Three James Center
1051 East Cary Street, Suite 200
Richmond, VA 23219

Robert K. Williams, Jr.                                          10,000
5812 West Club Lane
Richmond, VA 23226

Blanton E. Tate, Jr.                                             12,000
2807 Skipwith Road
Richmond, VA 23294

Dawes Investment Partners, L.P.                                  20,000
350 Santa Rita Avenue
Palo Alto, CA 94301

Bruce L. Lance                                                   20,000
1409 Pinetree Drive
Alamo, CA 94507

J. Paul Burns                                                    10,000
419 Wells Lane
Ripon, CA 95366

Frank Wesser                                                     12,000
1075 Brown Avenue
Lafayette, CA 94549

Alice B. Miller                                                  10,000
183 Silver Pine Lane
Danville, CA 94506

Southwest Securities, Inc. FBO                                   40,000
Adrienne Campbell IRA AC 72820334
1201 Elm Street, Suite 4300
Dallas, TX 75270

The Tennant Company Profit Sharing                               10,000
Plan FBO Warren W. Hall
17 Briar Hollow, Suite 304
Houston, TX 77027

Charles Schwab & Co., Inc. FBO Richard E. Treff                  10,000
4722 N. 24th Street, Suite 400
Phoenix, AZ 85016

Eleanor Lennon                                                   20,000
3806 Village Oak Drive
Kingwood, TX 77339

A. H. Rogers                                                     10,000
3018 W. Hickory Park Circle
Sugarland, TX 77479

National Securities Crop.                                        10,000
C/F John R. Martin IRA
1001 Fourth Avenue, Suite 2200
Seattle, WA 98154

Dean A. & Mary Ann Wagerman Trustees                             10,000
Dean A. & Mary Ann Wagerman Trust UA 110488
13 Mills Oaks
Pleasanton, CA 94588

Thomas W. Cady                                                   20,000
111 Gresham Pl
Falls Church, VA 22046

The Tenant Company Profit Sharing Plan                           20,000
FBO A. H. Rogers
17 Briar Hollow, Suite 304
Houston, TX 77027

Thomas Carson & Kathryn Copeland TEN COM                         10,000
117 Wawona St.
San Francisco, CA 94127

Guarantee and Trust Co. FBO Robert K. Williams III              109,400
Sep/IRA
P. O. Box 8963
Wilmington, DE 19899

Donaldson, Lufkin & Jenrette Securities Corporation              16,000
F/B/O Linda Lee Miller
A/C SL6902695-1
One Pershing Plaza
Jersey, City, NJ 07399